EXHIBIT 3.2

FOURTH RESTATED

CODE OF BYLAWS

OF

INTERNATIONAL GAME TECHNOLOGY

ARTICLE I

IDENTIFICATION

Section 1.1.  Name.  The name of the corporation is INTERNATIONAL GAME TECHNOLOGY.

Section 1.2.  Principal Office.  The corporation’s principal executive office shall be fixed and located at such place as the Board of Directors shall determine.  The Board of Directors is granted full power and authority to change the principal executive office from one location to another.

Section 1.3.  Fiscal Year.  Each fiscal year of the corporation shall end on the Saturday nearest to the 30th day of September and the following fiscal year shall begin on the following day.  The fiscal year may be changed by resolution of the Board of Directors.

ARTICLE II

CAPITAL STOCK

Section 2.1.  Issuance of Shares.  The capital stock of the corporation may be issued for labor, services, personal property, real estate or leases thereof or for money from time to time by the Board of Directors.  Treasury shares may be disposed of by the corporation for such consideration as aforesaid from time to time by the Board of Directors.

Section 2.2.  Payment of Shares.  The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, as aforesaid, or in labor or services actually performed for the corporation.  When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable.  Future services shall not constitute payment or part payment for shares of the corporation.  In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive.  Shares of stock shall not be registered on the books of the corporation until the shares are fully paid.

Section 2.3.  Certificates Representing Shares.  Shares of the capital stock of the corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Nevada.  Each holder of the capital stock of the corporation shall be entitled to a certificate signed by the President or a Vice President and the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.  Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents, the transfer agent or transfer clerk or the registrar of the corporation may be printed or lithographed upon the certificate in lieu of the actual signatures.  If any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any certificate or certificates for stock cease to be an officer or officers of the corporation, whether because of death, resignation or other reason, before the certificate or certificates have been delivered by the corporation, the certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed the certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be an officer or officers of the corporation.

Section 2.4.  Transfer of Stock.  Transfers of shares of stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed by the corporation, and upon surrender of the certificate or certificates for such shares properly endorsed if such shares are represented by certificate or other proper instructions for shares that are uncertificated; in each case upon the payment of all taxes thereon and provided in all cases that all necessary approvals of appropriate regulatory agencies have been obtained.  All licensing and investigatory fees associated with obtaining the necessary approvals of all appropriate regulatory agencies shall be borne by the transferee and not the corporation; except that in the event the transferee is an officer, director or employee of the corporation or any subsidiary of the corporation, the corporation shall pay such licensee and investigatory fees for the officer, director or employee.

ARTICLE III

THE STOCKHOLDERS

Section 3.1.  Place of Meetings.  Any meeting of the stockholders of the corporation may be held either within or without the State of Nevada or at such other place in or out of the United States as the Board of Directors may designate.  A waiver of notice signed by stockholders entitled to vote may designate any place for the holding of such meeting.

Section 3.2.  Annual Meetings.  An annual meeting of the stockholders of the corporation shall be held on the date and at the time and place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors of the corporation to serve during the ensuing year and for the transaction of such other business as may properly come before the meeting.  If the election of the directors is not held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the president shall cause the election to be held at a special meeting of the stockholders as soon thereafter as is convenient.  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting, provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the stockholder in such business, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the corporation which are beneficially owned by the stockholder. Notwithstanding anything in these Bylaws to the contrary, no business proposed by a stockholder shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 3.2. The officer of the corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that such business was not properly brought before the annual meeting in accordance with the provisions of this Section 3.2, and if such officer should so determine, such officer shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

Section 3.3.  Special Meetings.  Special meetings of the stockholders may be called by the Chief Executive Officer (if any), President, the Board of Directors, or by the Secretary at the written request (stating the purpose or purposes for which the meeting is called) of the holders of not less than one-third (33 1/3%) of all the shares entitled to vote at the meeting.

Section 3.4.  Notice of Meetings; Waiver.  Written notice (i) stating the place, day, and hour of the meeting, the purpose or purposes for which the meeting is called, and the means of electronic communications, if any, by which stockholders and proxies shall be deemed to be present in person and vote and (ii) signed by the President (or the Chief Executive Officer, if any), the Secretary, the officer or persons calling the meeting or such other person as the Board of Directors may designate, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by mail or (if consented to by the stockholder pursuant to NRS §78.370(8)) by electronic transmission, to each registered holder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the registered holder at his address as it appears on the stock transfer books of the corporation, with postage on it prepaid.  If delivered by electronic transmission, such notice shall be deemed to be given when delivered pursuant to the requirements of NRS §78.370(9), as amended from time to time.  Waiver by a stockholder in writing of notice of a stockholders' meeting shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting.

Section 3.5.  Quorum.  A majority of the stockholders entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders.  The stockholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.  Except as permitted by the Board of Directors, stockholders may not participate in meetings of stockholders by means of a telephone conference or similar methods of communication.

Section 3.6.  Voting.  Directors shall be elected by a plurality of the votes cast at the election.  Action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless a greater number is required by applicable law or the requirements of any national securities exchange on which the capital stock of the corporation is listed.

Section 3.7.  Proxies.  A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact.  No proxy shall be valid after six months from the date of its execution, unless otherwise provided in the proxy.

ARTICLE IV

THE BOARD OF DIRECTORS

Section 4.1.  Number and Qualifications.  The business and affairs of the corporation shall be managed by a board of not less than six (6) or more than eleven (11) directors, at least a majority of whom shall be independent directors pursuant to any applicable rules or standards of the Securities and Exchange Commission and any national securities exchange on which the capital stock of the corporation is listed.  The precise number of directors and the maximum or minimum number of directors may be increased or decreased from time to time and at any time by the Board of Directors by a resolution making specific reference to this Section 4.1 of the Bylaws.

Section 4.2.  Election.  At each annual meeting, the stockholders shall elect directors to hold office until the next succeeding annual meeting.  Each director shall hold office for a term for which he is qualified.  Notwithstanding anything herein to the contrary, any director may be removed from office at any time by the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding stock entitled to vote.

Section 4.3.  Vacancies.  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, subject to removal as aforesaid.

Section 4.4.  Place of Meeting.  Meetings of the Board of Directors, annual, regular or special, may be held either within or without the State of Nevada.

Section 4.5.  Annual Meetings.  Immediately before or after the annual meeting of the stockholders, the Board of Directors shall meet each year for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting.  No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary.

Section 4.6.  Other Meetings.  Other meetings of the Board of Directors may be held upon notice by letter, telegram or cable, delivered for transmission at least 72 hours in advance of the meeting, or by word of mouth, telephone, or facsimile or electronic mail not later than 48 hours in advance of the meeting, upon the call of the President or Secretary of the corporation at any place within or without the State of Nevada.  Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to the notice, whether before or after the time of the meeting.  Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

Section 4.7.  Quorum; Required Vote.  A majority of the Board of Directors of the corporation then in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business, and the act of directors holding a majority of the voting power of the directors, present at a meeting at which a quorum is present, is the act of the Board of Directors unless the act of a greater number is required by applicable law.

Section 4.8.  Action Without A Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board of Directors or of the committee, as the case may be.

Section 4.9.  Telephonic Participation in Meetings.  Members of the Board of Directors, or of any committee, may participate in a meeting of the Board of Directors or committee, as the case may be, by means of a telephone conference or similar methods of communication by which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this Section 4.9 constitutes presence in person at the meeting.

Section 4.10.  Loans.  The Board of Directors shall have the following power with respect to the lending of funds:

(a)  Loan of Funds, Generally.  To lend money in furtherance of any of the purposes of the corporation; to invest the funds of the corporation from time to time; and to take and hold any property as security for the payment of funds so loaned or invested; but to make no loans secured by the shares of the corporation.

(b) Loan to Employees.  To lend money to its employees, other than its officers and directors, and to otherwise assist its employees, officers, and directors; but to make no loans secured by the shares of the corporation.

Section 4.11.  Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation.  Subject to any applicable rules or standards of the Securities and Exchange Commission and of any national securities exchange on which the capital stock of the corporation is listed, (i) the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and (ii) in the absence or disqualification of a member of the committee, unless the Board of Directors appoints alternate members pursuant to Subsection 78.125 of the Nevada Revised Statutes, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law or applicable regulation and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.  Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business.  In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these Bylaws.

SECTION V

THE OFFICERS

Section 5.1.  Officers.  The officers of the corporation shall consist of a President, a Secretary and a Treasurer.  The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Chief Executive Officer, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be deemed necessary or desirable by the Board of Directors.  Officers need not be directors of the corporation.  Any person may hold two or more offices.  Each officer so elected shall hold office until his successor is elected and qualified, but shall be subject to removal at any time by the vote or written consent of a majority of the directors.

Section 5.2.  Vacancies.  Whenever any vacancies shall occur in any office by death, resignation, increase in the number of officers of the corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is elected and qualified, subject to removal as aforesaid.

Section 5.3.  The Chairman of the Board of Directors.  The Chairman of the Board of Directors, if there shall be such an officer, shall preside at all meetings of the Board of Directors, discharge all duties incumbent upon the presiding officer, and perform such other duties as the Board of Directors may prescribe.

Section 5.4.  The Chief Executive Officer.  The Chief Executive Officer, if there shall be such an officer, shall have, subject to the control of the Board of Directors, general and active supervision, direction and control of the business of the corporation and its officers, agents and employees, and shall perform all duties as may from time to time be assigned to him or her by the Board of Directors.  The Chief Executive Officer shall preside at all meetings of stockholders, discharge all the duties incumbent upon a presiding officer, and perform such other duties as the Board of Directors may prescribe.  The Chief Executive Officer shall have full authority to execute proxies on behalf of the corporation, to vote stock owned by it in any other corporation, and to execute powers of attorney appointing other corporation, partnerships, or individuals the agent of the corporation.

Section 5.5.  The President.  The President shall have the general powers and duties of management usually vested in the office of president and general manager of a corporation and shall have such other authority and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors or Chief Executive Officer.  In the absence of the Chief Executive Officer, or if there be none, the President shall preside at all meetings of stockholders, and shall have full authority to execute proxies on behalf of the corporation, to vote stock owned by it in any other corporation, and to execute powers of attorney appointing other corporation, partnerships, or individuals the agent of the corporation.

Section 5.6.  The Secretary.  The Secretary shall attend all meetings of the stockholders and of the Board of Directors, and shall keep a true and complete record of the proceedings of these meetings.  He shall be custodian of the records of the corporation.  He shall attend to the giving of all notices and shall perform other duties as this Code of Bylaws may provide or the Board of Directors may prescribe.

Section 5.7.  The Treasurer.  The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the corporation.  He shall be the legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the corporation.  He shall immediately deposit all funds of the corporation coming into his hands in some reliable bank or other depository to be designated by the Board of Directors, and shall keep this bank account in the name of the corporation.  He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the corporation, and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe.  The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

Section 5.8.  Transfer of Authority.  In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any director or employee of the corporation, provided a majority of the full Board of Directors concurs.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 6.1  Policy.  It is the policy and intention of the corporation to provide to its officers and directors broad and comprehensive indemnification from liability to the full extent permitted by law, as amended from time to time.

Section 6.2  Right to Indemnification.  Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the laws of Nevada, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (c) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.  The right to indemnification conferred in this article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding as they are incurred and in advance of its final disposition; provided, however, that, if Nevada law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this article or otherwise.  The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 6.3  Right of Claimant to Bring Suit.  If a claim under this article is not paid in full by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Nevada law for the corporation to indemnify the claimant for the amount claimed.  Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

Section 6.4  Non Exclusivity of Rights.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders, or disinterested directors or otherwise.

Section 6.5  Insurance.  The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or other corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Nevada law.

Section 6.6  Expenses as a Witness.  To the extent that any director, officer, employee or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Section 6.7  Indemnity Agreement.  The corporation may enter into agreements with any director, officer, employee or agent of the corporation to the fullest extent permitted by Nevada law.

Section 6.8  Effect of Repeal or Modification.  Any repeal or modification of this section shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.

ARTICLE VII

SPECIAL CORPORATE ACTS

Section 7.1  Negotiable Instruments, Deeds, and Contracts.  All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the corporation; all deeds, mortgages, and other written contracts and agreements to which the corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.  The Board of Directors may authorize the use of facsimile signatures of any of such persons.  Any shares of stock issued by any other corporation and owned or controlled by the corporation may be voted at any stockholders' meeting of the other corporation by the President of the corporation, if he be present; or, in his absence, by the Secretary of the corporation and, in the event both the President and Secretary shall be absent, then by such person as the President of the corporation shall, by duly executed proxy, designate to represent the corporation at such stockholders' meeting.

ARTICLE VIII

AMENDMENTS

Section 8.1  Power of Directors.  The power to alter, amend or repeal this Code of Bylaws, or adopt a new Code of Bylaws, is vested in the Board of Directors, provided, that the affirmative vote of a majority of the Board of Directors holding office shall be necessary to effect any such action.

 CERTIFICATE OF SECRETARY
OF
INTERNATIONAL GAME TECHNOLOGY,
a Nevada corporation

I hereby certify that I am the duly elected and acting Secretary of International Game Technology, a Nevada corporation (the “Corporation”), and that the foregoing Bylaws, comprising 10 pages, constitute the Bylaws of the Corporation as duly adopted by the Board of Directors of the Corporation on December 10, 2007.

J. Kenneth Creighton
Assistant Secretary